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                                                                    EXHIBIT 99.1
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FOR IMMEDIATE RELEASE:

TRIMEDIA ENTERTAINMENT GROUP, INC. APPOINTS JOSEPH SAFINA AS VICE CHAIRMAN

PHILADELPHIA, PA- December 23, 2004 TriMedia Entertainment Group Inc. (OTCBB:TMEG) announced today that Joseph Safina has accepted the position of Vice Chairman.

Chris Schwartz will continue in his position as the working Chairman of TriMedia. Mr. Schwartz stated, "Joseph Safina's extensive experience in investment banking and strategic planning for public companies is the final step in building what I believe is a world class management team, combined with the talents of Dan Taylor (President), Shawn Taylor (CFO), Ernest Cimadamore (President of Music group) and Rich Murray (President of Film group). Each member of the management team brings experience and skills that will allow us to focus our collective time and resources on building the world's next major independent entertainment company."

Joseph Safina has over 15 years investment banking experience. Joseph served as Chairman of Nichols, Safina Lerner & Co., a New York based investment banking firm, until 1997 and has been providing strategic consulting services to public and private companies for the past five years. From 1989 to 1997, he was a senior vice president of Gruntal & Co., a New York Stock Exchange Member Firm. From 1997 to 2003, Joseph was the CEO of International Equities Group, a Florida based merchant banking/consulting firm. Joseph also was the founder and CEO of Orion Capital Markets. Joseph is currently the CEO of Pure Entertainment. Pure Entertainment is a Miami based record label and media company.

"Chris Schwartz is truly a legend in the music business, I look forward to working with him and bringing my expertise in the public arena to TriMedia".

ABOUT TRIMEDIA

TriMedia Entertainment Group Inc. is a multimedia entertainment company. The Company develops, produces and distributes a broad range of music, motion picture and other filmed entertainment content through its following operating subsidiaries: RuffNation Music, Inc., Metropolitan Recording Inc., RuffNation Films LLC, and Snipes Production LLC. Chris Schwartz, TriMedia's chief executive officer, is one of the pioneers of the hip-hop music industry. As a co-founder of RuffHouse Records he achieved success and fame with groups such as Cypress Hill, Kris Kross, Lauryn Hill and the Fugees. TriMedia's RuffNation Films has established a unique worldwide joint venture contract with Sony for the manufacturing, marketing and distribution of its products.





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TriMedia is a Delaware corporation whose common stock is traded on the
Over-The-Counter Bulletin Board Trading System under the symbol "TMEG". The company has operating offices in Philadelphia and London.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about TriMedia that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, risks associated with TriMedia's future growth and operating results, the uncertainty associated with obtaining sufficient financing, the uncertainty of market acceptance of TriMedia's products, technological change, competitive factors and general economic conditions, and those issues identified from time to time in our Securities and Exchange Commission filings and other public documents. Except as otherwise required to be disclosed in current and periodic reports required to be filed by companies registered under the Securities Exchange Act of 1934, as amended, and by the rules of the Securities and Exchange Commission, TriMedia has no duty and undertakes no obligation to update such statements after the date hereof.


Contact: TriMedia Entertainment Group, Inc.
         215-426-5536
















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